NOTICE TO SHAREHOLDERS

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposals:

o ELECT TRUSTEES FOR THE FUND.* The individuals listed in the table below were elected as trustees for the fund. All trustees served as trustees to the fund prior to the shareholder meeting.

-------------------------------- ----------------- ------------ ----------------
TRUSTEE                          FOR               WITHHELD     PERCENTAGE FOR
-------------------------------- ----------------- ------------ ----------------
-------------------------------- ----------------- ------------ ----------------
John J. Brennan                  16,784,653,841    18,607,334   99.9%
-------------------------------- ----------------- ------------ ----------------
-------------------------------- ----------------- ------------ ----------------
Charles D. Ellis                 16,784,890,905    18,370,269   99.9
-------------------------------- ----------------- ------------ ----------------
-------------------------------- ----------------- ------------ ----------------
Rajiv L. Gupta                   16,783,876,595    19,384,579   99.9
-------------------------------- ----------------- ------------ ----------------
-------------------------------- ----------------- ------------ ----------------
JoAnn Heffernan Heisen           16,784,592,095    18,669,079   99.9
-------------------------------- ----------------- ------------ ----------------
-------------------------------- ----------------- ------------ ----------------
Burton G. Malkiel                16,774,885,176    28,375,998   99.8
-------------------------------- ----------------- ------------ ----------------
-------------------------------- ----------------- ------------ ----------------
Alfred M. Rankin, Jr.            16,784,539,526    18,721,648   99.9
-------------------------------- ----------------- ------------ ----------------
-------------------------------- ----------------- ------------ ----------------
J. Lawrence Wilson               16,784,114,836    19,146,338   99.9
-------------------------------- ----------------- ------------ ----------------
*Results are for all funds within the same trust.

o RECLASSIFY THE FUND AS NONDIVERSIFIED. This change to "nondiversified" status enables the fund to continue tracking its target index in the event that the index becomes dominated by a small number of stocks.

----------------------- --------------- ---------- ------------ -------------- ---------------
                        FOR             AGAINST    ABSTAIN      BROKER         PERCENTAGE FOR
                                                                NON-VOTES
----------------------- --------------- ---------- ------------ -------------- ---------------
----------------------- --------------- ---------- ------------ -------------- ---------------
Institutional Total     716,135,359     0          0            --             100.0%
Stock Market Index
Fund
----------------------- --------------- ---------- ------------ -------------- ---------------

Note: Vote tabulations are rounded to the nearest whole number.